Execution Version

SECOND SUPPLEMENTAL INDENTURE

dated as of November 9, 2018 among
Hologic, Inc.,

The Subsidiary Guarantor Parties Hereto and
Wells Fargo Bank, National Association, as Trustee

4.625% Senior Notes due 2028

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of November 9, 2018, among HOLOGIC, INC., a Delaware corporation (the “Company”), Bioptics, Inc., an Arizona corporation (“Bioptics”) and Faxitron Bioptics, LLC, a Delaware limited liability company (“Faxitron”, and together with Bioptics, each a “New Guarantor” and collectively, the “New Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of January 19, 2018 (as supplemented by that certain First Supplemental Indenture dated as of May 8, 2018, the “Indenture”), relating to the Company’s 4.625% Senior Notes due 2028 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause its Restricted Subsidiaries to provide Guarantees in certain circumstances;

WHEREAS, on September 12, 2018, the New Guarantors entered into a Guarantee of the Senior Secured Credit Facilities;

WHEREAS, pursuant to Section 4.10 of the Indenture, if any Wholly Owned Subsidiary (other than a Receivables Entity or an Excluded Disregarded Entity) that is a Restricted Subsidiary (other than a Subsidiary Guarantor, a Receivables Entity, an Excluded Disregarded Entity or an Unrestricted Subsidiary) and that is not a Subsidiary Guarantor (other than a Receivables Entity or an Excluded Disregarded Entity) provides a guarantee of the Senior Secured Credit Facilities, then, within 60 days after such Restricted Subsidiary provides such guarantee, such Restricted Subsidiary will execute a Supplemental Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary;

WHEREAS, in order to comply with Section 4.10 of the Indenture, the New Guarantors are each required to become a Subsidiary Guarantor under the Indenture; and

WHEREAS, the New Guarantors have each agreed to become a Subsidiary Guarantor under the Indenture, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof.

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Section 3. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE COMPANY, THE NEW GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 4. This Supplemental Indenture may be signed in various counterparts that together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Subsidiary Guarantee of the New Guarantors or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the New Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written

HOLOGIC, INC., as Issuer
/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President, Treasurer
BIOPTICS, INC.
/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer
FAXITRON BIOPTICS, LLC
/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Tina D. Gonzalez
Name: Tina D. Gonzalez
Title: Vice President

[Signature Page to Second Supplemental Indenture (2028 Notes) - Bioptics/Faxitron]